UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    May 14, 2003

Super Vision International, Inc.

(Exact Name of Registrant as specified in its charter)

Delaware	0-23590	59-3046866
(State of Incorporation)	(Commission File No.)	(IRS Employer ID Number)

8210 Presidents Drive, Orlando, Florida 32809

(Address of Principal Executive Offices)

Registrant’s telephone number:    (407) 857-9900

Item 5.    Other Events and Regulation FD Disclosure.

On May 14, 2003 Anthony T. Castor, III, a director of Super Vision International, Inc. (the “Company”) advised the Company that he will not stand for reelection as a director of the Company at the annual meeting of the Company’s shareholders, to be held on May 16, 2003, due to other professional commitments.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    May 14, 2003

SUPER VISION INTERNATIONAL, INC.

By:	/s/ BRETT M. KINGSTONE
Brett M. Kingstone, Chairman and Chief Executive Officer